Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	Third Quarter		Year-to-Date
	2016	2015	2016	2015
NET SALES	$2,882.0	$2,829.5	$8,486.5	$8,326.4
COSTS AND EXPENSES
Cost of sales	1,797.9	1,802.5	5,295.9	5,268.6
Gross margin	1,084.1	1,027.0	3,190.6	3,057.8
% of Net Sales	37.6%	36.3%	37.6%	36.7%
Selling, general and administrative	645.4	608.3	1,940.1	1,875.8
% of Net Sales	22.4%	21.5%	22.9%	22.5%
Operating margin	438.7	418.7	1,250.5	1,182.0
% of Net sales	15.2%	14.8%	14.7%	14.2%
Other - net	56.8	54.0	150.6	168.2
Restructuring charges	9.1	14.0	27.3	43.9
Income from operations	372.8	350.7	1,072.6	969.9
Interest - net	45.1	41.6	128.8	125.5
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	327.7	309.1	943.8	844.4
Income taxes on continuing operations	78.7	75.7	234.7	209.5
NET EARNINGS FROM CONTINUING OPERATIONS	249.0	233.4	709.1	634.9
Less: net earnings (loss) attributable to non-controlling interests	0.1	(0.7)	(0.7)	(1.7)
NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREOWNERS	248.9	234.1	709.8	636.6
NET LOSS FROM DISCONTINUED OPERATIONS	—	(5.4)	—	(18.4)
NET EARNINGS ATTRIBUTABLE TO COMMON SHAREOWNERS	$248.9	$228.7	$709.8	$618.2

BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Continuing operations	$1.71	$1.60	$4.88	$4.28
Discontinued operations	—	(0.04)	—	(0.12)
Total basic earnings per share of common stock	$1.71	$1.57	$4.88	$4.15
DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Continuing operations	$1.68	$1.55	$4.81	$4.15
Discontinued operations	—	(0.04)	—	(0.12)
Total diluted earnings per share of common stock	$1.68	$1.52	$4.81	$4.03
DIVIDENDS PER SHARE	$0.58	$0.55	$1.68	$1.59
WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands)
Basic	145,410	145,911	145,547	148,796
Diluted	147,975	150,781	147,717	153,405

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, Millions of Dollars)

	October 1, 2016	January 2, 2016
ASSETS
Cash and cash equivalents	$420.8	$465.4
Accounts and notes receivable, net	1,730.2	1,331.8
Inventories, net	1,720.3	1,526.4
Other current assets	390.8	338.5
Total current assets	4,262.1	3,662.1
Property, plant and equipment, net	1,480.1	1,450.2
Goodwill and other intangibles, net	9,589.3	9,625.8
Other assets	389.2	389.7
Total assets	$15,720.7	$15,127.8
LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term borrowings	$102.2	$7.6
Accounts payable	1,741.2	1,533.1
Accrued expenses	1,619.6	1,261.9
Total current liabilities	3,463.0	2,802.6
Long-term debt	3,815.1	3,792.1
Other long-term liabilities	2,361.4	2,673.9
Stanley Black & Decker, Inc. shareowners’ equity	6,034.5	5,811.6
Non-controlling interests’ equity	46.7	47.6
Total liabilities and shareowners' equity	$15,720.7	$15,127.8

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

		Third Quarter		Year-to-Date
		2016	2015	2016	2015
	OPERATING ACTIVITIES
	Net earnings from continuing operations	$249.0	$233.4	$709.1	$634.9
	Net loss from discontinued operations	—	(5.4)	—	(18.4)
	Depreciation and amortization	103.1	103.9	305.2	308.4
	Changes in working capital[1]	(182.9)	(173.1)	(393.3)	(601.5)
	Other	77.5	80.2	29.0	30.7
	Net cash provided by operating activities	246.7	239.0	650.0	354.1
	INVESTING AND FINANCING ACTIVITIES
	Capital and software expenditures	(78.1)	(68.5)	(221.7)	(180.1)
	Business acquisitions, net of cash acquired	(38.3)	(17.1)	(59.3)	(17.5)
	Proceeds from issuances of common stock	19.1	9.3	51.3	84.0
	Net short-term (repayments) borrowings	(255.9)	32.1	92.4	450.8
	Net investment hedge settlements	57.8	48.3	63.3	112.2
	Cash dividends on common stock	(84.5)	(79.7)	(243.9)	(239.2)
	Purchases of common stock for treasury	(0.6)	(192.1)	(362.7)	(640.1)
	Effect of exchange rate changes on cash	(7.4)	(38.7)	(22.8)	(80.8)
	Other	(6.2)	(31.2)	8.8	(46.7)
	Net cash used in investing and financing activities	(394.1)	(337.6)	(694.6)	(557.4)
	Decrease in Cash and Cash Equivalents	(147.4)	(98.6)	(44.6)	(203.3)
	Cash and Cash Equivalents, Beginning of Period	568.2	391.9	465.4	496.6
	Cash and Cash Equivalents, End of Period	$420.8	$293.3	$420.8	$293.3

	Free Cash Flow Computation[2]
	Operating cash flow	$246.7	$239.0	$650.0	$354.1
	Less: capital and software expenditures	(78.1)	(68.5)	(221.7)	(180.1)
	Free cash flow (before dividends)	$168.6	$170.5	$428.3	$174.0

1	Working capital is comprised of accounts receivable, inventory, accounts payable and deferred revenue.
2
Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important measure of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company's common stock and business acquisitions, among other items.

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	Third Quarter		Year-to-Date
	2016	2015	2016	2015
NET SALES
Tools & Storage	$1,896.9	$1,838.2	$5,535.4	$5,309.8
Security	522.7	512.0	1,564.6	1,554.9
Industrial	462.4	479.3	1,386.5	1,461.7
Total	$2,882.0	$2,829.5	$8,486.5	$8,326.4
SEGMENT PROFIT
Tools & Storage	$330.0	$307.8	$954.5	$866.2
Security	71.4	60.8	199.3	170.8
Industrial	80.4	85.4	235.2	254.4
Segment Profit	481.8	454.0	1,389.0	1,291.4
Corporate Overhead	(43.1)	(35.3)	(138.5)	(109.4)
Total	$438.7	$418.7	$1,250.5	$1,182.0
Segment Profit as a Percentage of Net Sales
Tools & Storage	17.4%	16.7%	17.2%	16.3%
Security	13.7%	11.9%	12.7%	11.0%
Industrial	17.4%	17.8%	17.0%	17.4%
Segment Profit	16.7%	16.0%	16.4%	15.5%
Corporate Overhead	(1.5)%	(1.2)%	(1.6)%	(1.3)%
Total	15.2%	14.8%	14.7%	14.2%

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